OXiGENE AND TECHNICLONE FORM COMPANY TO COMMERCIALIZE PRODUCTS
                         IN THE VASCULAR TARGETING AREA


Wednesday, May 17, 2000


BOSTON/STOCKHOLM, Sweden and TUSTIN, Calif., May 17 -- OXiGENE, Inc. (NASDAQ:
OXGN) and TECHNICLONE (NASDAQ: TCLN) today announced that they have formed a joint venture, ARCUS THERAPEUTICS LLC, that will focus on merging the vascular targeting technologies of OXiGENE and TECHNICLONE. OXiGENE will license to the joint venture its next generation of tubulin-binding compounds specifically for use in combination with TECHNICLONE's Vascular Targeting Agent (VTA) technology. The companies believe that these are two of the most promising new vascular targeting technologies for the development of the next generation of cancer therapeutic agents.

TECHNICLONE's VTA's are based on targeting molecules that bind specifically to vascular endothelial cells in tumor blood vessels. The TECHNICLONE technology calls for the targeting molecule to be linked to one of several different types of effector molecules, including drugs, coagulants, radioisotopes and toxins. After binding to tumor vessels, the effector molecule destroys the tumor vessels, thereby killing the tumor by starving it of oxygen and nutrients. This technology is currently in pre-clinical development, and the ARCUS joint venture is expected to begin clinical studies within two years. TECHNICLONE has received extensive patent protection for its technology in the last year. The joint venture plans to continue sublicensing the technology to other companies for applications that would not conflict with the joint venture's combination strategy.

Explaining Techniclone's VTA technology further, Dr. Philip Thorpe, Professor of Pharmacology at the University of Texas Southwestern Medical Center and the inventor of the technology, stated, "ARCUS therapeutic candidates will include monoclonal antibodies attached to truncated tissue factor. These drugs act by binding selectively to tumor vessels and triggering a thrombotic cascade, culminating in the formation of a fibrin plug within the tumor vessels. Blood flow to and from the tumor then ceases, causing massive tumor cell death. Other killing agents besides truncated tissue factor are also being considered as lead compounds for clinical development. VTA's have proven to be very effective at treating large solid tumors in mice, probably because they affect the mature, blood-conducting vessels of the tumor rather than just the sprouting vessels in which angiogenesis is occurring."

Under the joint venture's terms, TECHNICLONE will supply its intellectual property and the expertise of Dr. Thorpe, along with the most promising lead candidates he has developed to date. OXiGENE will provide its expertise in the preclinical and clinical development areas as well as its next generation tubulin-binding compounds. The joint venture participants will collaborate on research and development of those compounds for use in combination with the VTA technology. Pursuant to the joint venture agreement, OXiGENE will pay an upfront licensing fee of $1 million in cash to TECHNICLONE, and will subscribe for $2 million in current market value of TECHNICLONE common stock. OXiGENE will also be required to pay TECHNICLONE $1 million in cash and subscribe to an additional $1 million in TECHNICLONE stock upon the filing of an Investigational New Drug Application (IND) for the first clinical candidate developed by ARCUS. Based on development success in the joint venture OXiGENE will be required to spend up to $20 million to fund ARCUS development expenses. Any further funding of the joint venture thereafter would be by the partners on a 50/50 basis. Additionally under the terms of the joint venture agreement, any sublicensing fees generated within the joint venture will be allocated 75% to TECHNICLONE and 25% to OXiGENE, until TECHNICLONE has received $10 million. Thereafter, the joint venture partners will share licensing fees on a 50/50 basis. Any royalty income or profit will also be shared on a 50/50 basis by OXiGENE and TECHNICLONE.

"This venture can increase our ability to develop VTA's rapidly and efficiently. The joint venture is committed to getting these compounds into human patients as quickly as possible and, we believe, possesses the expertise and resources to accomplish this goal. I am excited about working with this joint team to develop and commercialize this area," Dr. Thorpe stated.

"We are very pleased to be able to work with TECHNICLONE in this joint venture to develop the next generation of VTA's for treating cancer. We believe many of tomorrow's new drugs will emanate from today's antibody technology. Currently, OXiGENE is leading the way in the vascular targeting area with its combretastatin technology that specifically targets blood vessels in tumors. By partnering with TECHNICLONE and combining its VTA technology with our next generation of tubulin binding technology, we believe we will be able to target tumor blood vessels more specifically by using antibodies and other targeting agents, thus increasing our therapeutic potential," said Bjorn Nordenvall, Ph.D., M.D., President and CEO of OXiGENE. "We believe this joint venture will form the premier vascular targeting entity in the world. The joint venture will combine resources that, we believe, can lead to the development and rapid advancement of these technologies to commercialization. Additionally, the joint venture will continue TECHNICLONE's practice of sublicensing specific uses of the VTA technology to selected companies that are conducting research in areas that will not be the focus of the joint venture. Together, OXiGENE and TECHNICLONE will strive to maximize the full potential of our combined technological platform. We believe this venture has many potential product opportunities to explore. OXiGENE's tubulin binding compounds represent an exciting new avenue for developing new therapeutic agents," said John Bonfiglio, Ph.D., Interim President and CEO of TECHNICLONE.

OXiGENE is an international biopharmaceutical company and a world leader in vascular targeting, developing a diverse portfolio of innovative products to combat cancer and other major diseases. The Company's mission is to develop new therapeutics that will enhance the effectiveness of traditional cancer treatments and to introduce therapies that attack cancer in new ways. OXiGENE has its international corporate headquarters in Stockholm, Sweden, and its United States headquarters in Boston, MA.

TECHNICLONE Corporation is a biopharmaceutical company focused on the development, commercialization and licensing of unique technologies for the treatment of cancer, primarily based on its "collateral targeting technologies." These technologies therapeutically target cell structures and cell types, rather than surface cancer cells, as a means to attack solid tumors, without causing damage to surrounding healthy tissue. The Company has three collateral technologies: Cotara(TM), Vasopermeation Enhancement Agents (VEA), and Vascular Targeting Agents (VTA). The Company also has a direct tumor targeting agent called Oncolym(TM) for the treatment of advanced non-Hodgkin's B-cell Lymphoma. Oncolym(R) has been licensed to Schering AG, Germany, which is now responsible for all existing and future Oncolym(TM) clinical trial programs as well as marketing.

Certain statements made in this press release relate to consummation of the transaction and activities contemplated by the definitive joint venture agreement between OXiGENE and TECHNICLONE, and to the success of the joint venture's business and technology in reaching its goals. Such statements are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements, which are often preceded by words such as "will," "may," "can," "could," "should," and "are expected to," as well as verbs reflecting the future tense, involve risks and uncertainties that may cause OXiGENE's, TECHNICLONE's or ARCUS actual results or outcomes to be materially different from those anticipated and discussed in this press release. Among the uncertainties is the fact that OXiGENE may require additional capital in the future to provide for fulfillment of its joint venture funding obligations, and there can be no assurance concerning whether or when it will need to raise such capital or, if needed and obtained, the nature or terms thereof. Other factors that may cause such a difference include, but are not limited to, those risks and un certainties associated with combining two previously uncombined and separately developed technologies, particularly in the light of the fact that each such technology is in the early stages of its development, jointly managing and coordinating the joint venture's research and development efforts, the availability of necessary funds and the ability to raise capital when needed and on reasonable terms, conducting successful clinical trials, developing the necessary manufacturing processes, gaining all necessary regulatory approvals, protecting the joint venture's intellectual property, and other risks included in OXiGENE's and TECHNICLONE's respective most recent Annual Report's on Form 10-K and in their separate other filings with the Securities and Exchange Commission during the past 12 months.



    CONTACT: Stockholm, Sweden, Bjorn Nordenvall, Ph.D., M.D., CEO and President, +46-8-678-87-20, or Boston, MA, David Sherris, Ph.D., COO and Director of Drug Development, 617-536-9500, ext. 15; Media, Lisa Fern, ext. 353, or Investors, Julio Cantre, ext. 237, both of Noonan-Russo Communications, 212-696-4455, for OXiGENE